FRONTIER ENERGY LLC
                               OPERATING AGREEMENT


         THIS FRONTIER ENERGY LLC OPERATING AGREEMENT (this "Agreement") is made and entered into as of December 15, 1997 (the "Effective Date"), by and among
                       -----------     -
Frontier Utilities of North Carolina, a North Carolina corporation ("FUNC"), and Frontier Pacific, Inc., a Delaware corporation ("Pacific"). Capitalized terms used herein and not otherwise defined shall be used with the meanings given them in Exhibit A to this Operating Agreement.
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         WHEREAS, the Frontier Energy LLC (the "Company") was formed for the purpose of designing, engineering, financing, constructing, testing, managing, marketing, owning and operating a local gas distribution company in the certificated area in North Carolina (the "Project" or the "System");

         WHEREAS, FUNC is a wholly-owned subsidiary of Frontier Utilities, Inc., a Colorado corporation ("Frontier Colorado"), a majority owned subsidiary of ARB, Inc., a California corporation ("ARB"). As a condition to its execution of this Operating Agreement, Energy Pacific required Frontier Colorado to execute and deliver to it a Funding Agreement, and to be bound under certain other obligations under this Operating Agreement;

         WHEREAS, Pacific is a wholly-owned subsidiary of Energy Pacific LLC, a California limited liability company ("Energy Pacific"), which is owned 50-50 by subsidiaries of each of Pacific Enterprises and Enova Corporation. As a condition to its execution of this Operating Agreement, Frontier Colorado required Energy Pacific to execute and deliver to it an Agreement to Fund Certain Obligations, and to be bound under certain other obligations under this Operating Agreement;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Members agree as follows:

                             SECTION 1 - DEFINITIONS

         For the purposes of this Agreement, the definitions shall be as set forth in Exhibit A attached hereto and incorporated herein by reference.
         ---------

                        SECTION 2 - FORMATION OF COMPANY

         2.1. Formation. Pacific and FUNC constitute themselves as Members under
              ---------
the North Carolina Limited Liability Company Act for the purpose of designing, engineering, financing, constructing, testing, managing, marketing and operating the System.

         2.2. Name. The Company shall operate under the name "Frontier Energy
              ----
LLC", or such other name as the Board of Directors may select. Either Member shall execute any assumed or fictitious name certificate or certificates required by law to be filed in connection with the formation of the Company and shall cause such certificate or certificates to be filed in the appropriate offices as required by law.

         2.3. Place of Business. The principal place of business for the Company
              -----------------
is Elkin, North Carolina or such other place or places as shall be unanimously agreed upon by the Members.

         2.4. Company Property. All Company Property shall be deemed owned by
              ----------------
the Company as an entity, and no Member, individually, shall have any ownership of such property. The Members hereby expressly covenant and agree to waive any and all rights to partition the Company Property or cause a dissolution of the Company except to the extent provided in Section 5.10(c), below. A Member who breaches this covenant shall be liable to the non-breaching Member for damages, including, without limitation, reasonable costs and attorneys' fees. A Member's interest in the Company shall be considered personal property for all purposes.

         2.5. No Other Agreement Or Restriction. Except as expressly provided
              ---------------------------------
herein, this Agreement does not limit the power or rights of any Member hereto to carry on its business for its own sole benefit.

             SECTION 3 - MEMBERSHIP AND ECONOMIC INTERESTS; CAPITAL
                                 CONTRIBUTIONS;
                        ADDITIONAL CAPITAL CONTRIBUTIONS

         3.1. Membership and Economic Interests. (a) Each Member's "Economic
              ---------------------------------
Interest" shall be that Member's ownership share in the Company's Profits and Losses, and the Member's interest in and right to receive distributions of the Company's assets pursuant to this Agreement and the Act, but shall not include any right of the Member to participate in the management or affairs of the Company. Each Member's "Membership Interest" shall mean that Member's Economic Interest and any and all right of that Member to participate in the management or affairs of the Company, including without limitation all of the Member's voting rights. Each Member's Economic Interest and Membership Interest shall be as set forth on Schedule 3.1, as it may be amended from time to time to reflect
                ------------
changes in such interests.

         (b) The Members agree to amend Schedule 3.1 whenever necessary.
                                        ------------
Membership Interests and Economic Interests may be changed only by amendment of
Schedule 3.1. Until agreed otherwise by all of the Members, each Member's
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Economic Interest shall be a percentage determined by dividing such Member's aggregate Capital Contributions by the aggregate Capital Contributions contributed by all Members. Notwithstanding the foregoing, with respect to capital contributions made following the funding of the first $12,000,000 of capital contributions by the Members, such additional capital contributions shall, to the extent they are made in any manner disproportionate with the Members' Economic Interests immediately prior to such contribution, impact the percentage Economic Interests of the Members in the manner set forth in Section 3.4(b).

         3.2. Initial Capital Contributions; Conditions Precedent to Capital
              --------------------------------------------------------------
Contributions. As of the date hereof, Pacific and FUNC have made the Capital
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Contributions shown on Schedule 3.1. Pacific's Capital Contribution shall be
                       ------------
made in cash. FUNC's Capital Contribution shall be made by contribution of the Certificates of Public Convenience and Necessity (the "Certificates") issued to FUNC with respect to the construction and operation of a System for local natural gas distribution in the certificated area in North Carolina counties by the North Carolina Utilities Commission (the "NCUC"). The Members have reviewed the Certificates, the conditions to which they are subject, the efforts undertaken and financial resources expended to obtain the Certificates and the market conditions for the System and have determined that the Certificates have a fair value to the Company in monetary terms equal to the initial Capital Contribution as shown on Schedule 3.1.
                         ------------

         3.3. Further Budgeted Capital Contributions. (a) In addition to the
              --------------------------------------
initial Capital Contributions referenced in Section 3.2, the Members agree that they shall make, in the aggregate, additional Capital Contributions ("Further Contributions") in the aggregate amount set forth with respect thereto on
Schedule 3.1. Of such Further Contributions, FUNC shall contribute not less than
------------
$2,000,000 to the Company and FUNC may at its election make additional capital contributions in an amount that, when aggregated with Further Contributions required to be made in accordance with the foregoing, equal one-half of all Further Contributions. Pacific shall contribute, in the aggregate, one-half of all Further Contributions plus the amount, if any, of the Further Contributions that FUNC is entitled to contribute but fails to contribute.

        (b) Further Contributions shall be made from time to time at such times as determined by the Board of Directors for purposes of funding the construction and development of the System as found necessary and approved by the Board of Directors.

         (c) The parties Capital Contributions and Further Contributions have been determined with reference to the construction and development budget for the Project, the general outline of which is set forth as Appendix 3.3, which
                                                          ------------
construction budget shall be finalized by the Board of Directors within 30 days following the Effective Date ("Construction Budget"). On approval by the Board of Directors, the Construction Budget as approved shall be and supersede Appendix 3.3 and shall provide the general timing for making Further
------------
Contributions.

         3.4. Capital Calls. (a) If the Board of Directors shall determine that
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(i) additional equity capital is needed immediately for the activities of the
Company, beyond that which had been contemplated for Further Contributions, (ii) the Company would incur material liabilities or otherwise suffer serious harm if the capital were not made available, (iii) the capital is not reasonably available from any other source, and (iv) all Further Contributions have been made in accordance with the terms herein, then the Board of Directors shall give each Member a written notice (the "Call Notice") setting forth (1) the aggregate amount of Additional Capital needed (the "Additional Capital"), (2) each Member's proportionate share of such Additional Capital and (3) the due date (the "Due Date") of such contribution, such Due Date to be not less than 15 days after the deemed delivery date of such Call Notice; provided however, that the amount of any such capital call made pursuant to this Section shall not exceed the amounts set forth in the Construction Budget approved by the Board of Directors. Not later than the Due Date, each Member shall contribute cash in an amount equal to the product of Additional Capital called times such Member's Economic Interest.

         (b) If either Member fails to make any contribution of Additional Capital within 10 days after the Due Date, the other Member shall be given the opportunity to make the needed Capital Contribution and upon any such Capital Contribution the Economic Interests of the Members shall be adjusted to the percentages determined with respect to each Member by calculating (i) such Member's Economic Interest expressed as a percentage multiplied by the Market Value of the Company determined immediately prior to and without giving effect to the additional contribution, plus (ii) the amount of the additional contributions actually made that are represented by such Member's contribution, and dividing such sum by (iii) the aggregate of the Market Value (as determined in (i) above), plus the amount of contributions actually made.

         3.5. Withdrawal Election. Notwithstanding the foregoing, each Member,
              -------------------
respectively, may, upon written notice to the other, elect to be excused from making any Further Contributions or contributions of Additional Capital as otherwise provided herein or, at its election, may immediately terminate this Agreement upon the occurrence of any of the events set forth below (each, a "Withdrawal Event"). Such election may be exercised only by written notice given by the electing Member to the other Member and to the Company within 15 days of the occurrence of the Withdrawal Event. The following shall constitute Withdrawal Events:

                  i. with respect only to Pacific, assertion by the SEC that Pacific's ownership interest in the System could affect the exemption from PUHCA of Pacific Enterprises (or its successor in interest as a result of a merger which is pending as of the date hereof) or result in initiation of an enforcement action by the SEC; and

                  ii. with respect only to FUNC, assertion by the SEC that FUNC's ownership interest in the System could affect the exemption of FUNC or any of its affiliate corporations from PUHCA or result in initiation of an enforcement action by the SEC.

Upon exercise by a Member of such withdrawal election, such Member's interests shall be subject to the provisions of Sections 10.1 and 13.4 below.

                    SECTION 4 - ALLOCATIONS AND DISTRIBUTIONS

         4.1      Profits.  Profits for any fiscal year shall be allocated to
         ---      -------
the Members in proportion to their Economic Interests.

         4.2      Losses.  Losses for any fiscal year shall be allocated to the
         ---      ------
Members in proportion to their Economic Interests.

         4.3 Special Allocations. The special allocations under Regulations
         --- -------------------
Section 1.704-2(f) under the Code shall be made in the order set forth in Exhibit B attached hereto and specifically incorporated by reference as if
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separately set forth herein.

         4.4 Tax Allocations: Code Section 704(c). If there is any variance
         --- -----------------------------------
between the adjusted basis (for federal income tax purposes) of any property contributed to the Capital of the Company and its initial Gross Asset Value, then income, gain, loss, and deductions with respect to such property shall, solely for tax purposes, be allocated among the Members in the manner which is most equitable to both Members, in accordance with Code Section 704(c) and the Regulations thereunder.

In the event the Gross Asset Value of any Company Asset is adjusted pursuant to the definition of Gross Asset Value, and such adjustment results in a variance between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value, then subsequent allocations of income, gain, loss, and deduction with respect to such asset shall similarly be made in the manner which is most equitable to both Members, in accordance with Code Section 704(c) and the Regulations thereunder.

Any elections or other decisions relating to such allocations shall be made by the CFO, subject to the limitations in Section 6.5 and following the receipt of advice from the Company's accountants, in any manner that reasonably reflects the purpose and intention of this Agreement and is consistent with the requirements of law.

         4.5 Tax Distributions. During the first ten (10) days of each month
         --- -----------------
during which a quarterly estimated tax payment is due under the Code, the Board of Directors shall, subject to any limitations or covenants of any loan or credit agreements of the Company, cause to be distributed to the Members, in proportion with their Economic Interests, forty-two percent (42%) of the Company's pre-tax income (determined in accordance with generally accepted accounting principles applied on a consistent basis).

         4.6 Distributions - Net Cash From Operations. Except as otherwise
         --- -------------
provided in Section 10 hereof, Net Cash From Operations, if any, and all other distributions other than those made in connection with a liquidation of the Company shall be distributed, at such times as the Board of Directors may determine, to the Members in proportion to their Economic Interests.

         4.7 Distributions - Net Cash From Sale, etc.. Net cash from the sale,
         --- ----------------------------------------
condemnation, casualty loss adjustment or other disposition of all or a substantial part of the Property following the occurrence of a Liquidating Event shall be distributed as provided in Section 10.2 hereof.

         4.8 Allocation of Profits and Losses from Sale, etc..
         --- ------------------------------------------------

             (a) The Profits arising from the sale, condemnation, casualty loss adjustment or other disposition of all or a substantial part of the Property or upon a termination of the Company shall be allocated among the Members as follows:

              First, if any Members have an Adjusted Capital Account
         Deficit, Profits shall be credited to the Capital Accounts of such Members in proportion to such deficits until such time as the Adjusted Capital Account Deficits of all such Members equal zero;

              Second, Profits shall be allocated pro rata to the Members until the balance in each Member's Capital Account equals the amount of such Member's Capital Contribution; and

              Third, the balance of such Profits shall be allocated to the Members pro rata in accordance with their respective Economic Interests.

              (b) The Losses arising from the sale, condemnation, casualty loss or other disposition of all or a substantial part of the Company's assets or upon a termination of the Company shall be allocated among the Members as follows:

              First, if the Capital Accounts of any Members have a positive balance, Losses shall be allocated to the Capital Accounts of such Members in proportion to such positive balances, until such time as the Capital Accounts of all such Members equal zero; and

              Second, the balance of such Losses shall be allocated to the Members pro rata in accordance with their respective Economic Interests.

         4.9. Amounts Withheld. All amounts withheld pursuant to the Code or any
         ---  ----------------
provision of any state or local tax law with respect to any payment or distribution to the Company or the Members shall be treated as amounts distributed to the Members pursuant to Section 4.5 for all purposes under this Agreement. The CFO, subject to the limitations in Section 6.5, may allocate any such amounts among the Members in any manner that is in accordance with applicable law.

                     SECTION 5 - MEMBERS; BOARD OF DIRECTORS

         5.1 Voting Rights. All Members who have not Dissociated shall be
             -------------
entitled to vote on any matter submitted to a vote of the Members. There shall be one hundred (100) voting points, and each Member shall have one point for each percentage point of Economic Interest held by such Member from time to time with changes in voting points effective at the same time as the corresponding changes in the parties' Economic Interests.

         5.2 Management by Board of Directors. The business and affairs of the
             --------------------------------
Company shall be managed under the direction and control of a Board of Directors, consisting of three directors appointed by Pacific and three appointed by FUNC; provided that if the Restructuring occurs and is not rescinded (a) Pacific shall only appoint one Director and (b) management of the Company shall be vested in a Manager. Any Member, at any time and from time to time, may remove any Director appointed by it and may designate an individual to replace a Director previously serving as appointee of such Member. Neither Member may take any action on behalf of the Company, other than voting as a Member and appointing its Directors, without the approval of the Board of Directors, as provided below. Each Member delegates to the Board of Directors the exclusive authority to manage the Company's business except as to those matters as to which (a) the approval of the Members is expressly required by this Agreement or by the Act, (b) the Board of Directors fails or refuses to act, or (c) the Board of Directors submits the matter for approval to the Members. The authority of the Board of Directors shall be delegated to officers to the extent provided in Section 6, subject to the limitations provided therein. Decisions of the Board of Directors within the scope of its authority shall be binding on the Company and each Member. Any Member who takes any action or binds the Company in violation of this Section 5.2 shall be solely responsible for any loss and expense incurred as a result of the unauthorized action and shall indemnify and hold the Company and the other Member harmless with respect to the loss or expense arising out of or relating thereto.

         5.3 Chair. The Directors shall elect a chair for a one-year term. The
             -----
chair shall alternate each year between Pacific and FUNC. The chair shall preside at all meetings of the Board, and shall have the power to call meetings, but no other authority as chair.

         5.4  Meetings; Minutes.
              -----------------

         (a)  Members.  Meetings of the Members for any purpose may be called
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by the President appointed pursuant to Section 6 or by any Member.


         (b) Board of Directors. Meetings of the Board of Directors may be
             ------------------
called by the President appointed pursuant to Section 6, the Chairman or any Director, provided that the Board of Directors as a group shall have the authority to establish a regular meeting schedule.

Attendance at meetings of either the Members or the Board of Directors may be by speaker telephone or other communications device whereby all those participating in the meeting may hear each other. The Board of Directors shall keep written minutes of all meetings, and the minutes of each meeting shall be signed by the Directors attending or participating by conference call. The minutes shall be included in the records of the Company.

         5.5 Place of Meetings; Notice. The call for each meeting shall specify
             -------------------------
the location for the meeting, which may be either within or outside the State of North Carolina. If no designation is made, the place of meeting shall be the principal executive office of the Company. Written Notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called shall be sent not less than three (3) nor more than sixty (60) days before the date of the meeting, by or at the direction of the President or person calling the meeting, to each Member or Director entitled to vote at such meeting. In lieu thereof, special meetings may be called on telephonic notice given not less than 48 hours prior to the time for the meeting.

         5.6 Meeting of All Members or Directors. If all of the Members or
             -----------------------------------
Directors shall meet at any time and place and consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting lawful action may be taken.

         5.7 Rules and Guidelines; Project Implementation Plan. The Board of
             -------------------------------------------------
Directors may adopt such rules and guidelines governing the operation of the Company and the construction of the System ("Rules and Guidelines") as it deems appropriate. The Board of Directors shall finalize a Project Implementation Plan within ninety (90) days of the Effective Date. Any amendment to the Project Implementation Plan or material deviation therefrom shall require approval of the Board of Directors as provided in Section 6.4(p), below.

         5.8 Record Date. For the purpose of determining Members entitled to
         --- -----------
notice of or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any distribution, or in order to make a determination of Members for any other purpose, the record date for the determination of Members shall be the date on which notice of the meeting is mailed or the date on which the resolution declaring such distribution is adopted, as the case may be. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Section, such determination shall apply to any adjournment thereof.

         5.9 Quorum.  (a)  Members.  Attendance by all Members shall constitute
         --- ------        -------
a quorum at any meeting of Members.

         (b) Directors. Attendance by at least one Director appointed by each
             ---------
Member shall constitute a quorum at any meeting of the Board of Directors.

         5.10 Manner of Acting. (a) Members. If a quorum is present, the
              ----------------      -------
affirmative vote of Members holding 51% of the Economic Interests represented in person or by proxy shall be the act of the Members, unless the vote of a greater or lesser proportion or number is otherwise required by the Act, by the Certificate or by this Agreement. In no event shall the percentage of Economic Interests required to be voted in favor of an issue be less than the percentage of Director votes that would be required if the same matter were submitted to the Board of Directors.

         (b) Directors. The Directors shall vote as representatives of the
             ---------
Members, in the same proportion as the Members' Economic Interests. If three (3) Directors representing a Member are present at a meeting, each Director shall vote one-third of the voting points allocated to such Member. If two (2) Directors representing a Member are present at a meeting, each Director shall vote one-half of the voting points allocated to such Member. If only one such Director is present, that Director shall vote all of the points allocated to such Member. The affirmative vote of Directors voting 51 points shall be the act of the Board.

         (c) Deadlocks. A deadlock shall be deemed to exist if, with respect to
             ---------
any material issue submitted to either the Members or the Board of Directors concerning the Company's affairs or management, both Members are represented and there are not sufficient votes for resolving the issue as a result of each Member or its Director(s) voting differently from the other Member or its Director(s) on such issue. If a deadlock occurs and is not resolved, then the issue shall promptly, and in no event any later than thirty (30) days after the first occurrence of such deadlock, be submitted for resolution to a panel of the chief executive officers of the second tier parent entities of each Member (as of the date of this Agreement, ARB and Energy Pacific). In the case of any issue referred to such a panel, representatives of each Member shall be given an opportunity to make a presentation concerning the issue to the chief executive officer with respect to the other Member. If they are unable to resolve the matter within thirty (30) days of submission, they shall try to agree on a neutral third party to whom the matter may be submitted for resolution. If they are unable to agree on the selection of the neutral third party within sixty
(60) days after the date on which the matter was originally referred to them,
(i) either party may submit the matter to Arbitration, or (ii) the Company shall be dissolved and its assets sold, as provided in Section 10.2, below. Any decision of either the chief executives jointly or of the neutral third party or pursuant to an Arbitration, shall be final and binding on the Members. The Members agree that neither they nor any of their Affiliates nor any entities in which they have an ownership or controlling interest shall purchase, lease or otherwise acquire the assets of the Company in any sale resulting from the dissolution of the Company pursuant to option (ii) above in this subsection (c). Notwithstanding the foregoing, either Member or any of its Affiliates may purchase the assets of the Company or all of the Membership Interests of the other Member, on terms agreed to with such other Member, at any time before option (ii) is reached.

         For the purposes hereof, "Arbitration" shall mean the following procedures: the dispute shall first be submitted to non-binding mediation in accordance with the rules established by the American Arbitration Association. If mediation does not result in the resolution of such dispute within thirty
(30) days, the matter shall be submitted to binding arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules, as further provided in Section 21 hereof. Both the mediation and the arbitration shall be held in Los Angeles, California. Judgment on any award rendered by either the neutral third party referenced in the fourth sentence of this subsection (c) or the arbitrator(s) may be entered in any court having jurisdiction.

         (d) Votes by Interested Member or Director. Unless otherwise expressly
             --------------------------------------
provided herein or required under applicable law, a Member, or Directors appointed by a Member who has or have an interest (economic or otherwise) in the outcome of any particular matter upon which the Members or Directors, respectively, vote or consent, may vote or consent upon any such matter, without regard to such interest.

         5.11 Proxies. At all meetings of Members, a Member may vote in person
              -------
or by proxy executed in writing by the Member or by a duly authorized attorney-in-fact. Such proxy shall be filed with the President before or at the time of the meeting.

         5.12 Action Without a Meeting. Action required or permitted to be taken
              ------------------------
at a meeting of Members or Directors may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken, signed by each Member or Director, as the case may be, entitled to vote and delivered to the President for inclusion in the minutes or for filing with the Company records. Action taken under this Section is effective when all Members or Directors, as the case may be, entitled to vote have signed the consent, unless the consent specifies a different effective date. The record date for determining Members entitled to take action without a meeting shall be the date the first Member signs a written consent.

         5.13 Waiver of Notice. When any notice is required to be given to any
              ----------------
Member or Director, a waiver thereof in writing signed by the person entitled to such notice, whether before, at, or after the time stated therein, shall be equivalent to the giving of such notice.

         5.14 Liability of Members. No Member shall be liable as such for the
              --------------------
liabilities of the Company. The failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business or affairs under this Agreement or the Act shall not be grounds for imposing personal liability on the Members for liabilities of the Company.

         5.15 (a) Indemnification of Parties. The Company shall indemnify a
                  --------------------------
Person who was or is a party or is threatened to be made a party to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, because that Person is or was a Member, Director, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, trustee, partner, fiduciary, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including reasonable attorneys' fees (subject to Section 5.15(e) below), judgments, fines and amounts paid in settlement actually and reasonably incurred by that Person in connection with such an action, suit or proceeding; provided that no indemnification may be provided for a Person with respect to a matter for which that Person is finally adjudicated:

                  i. Not to have acted honestly or in the reasonable belief that that Person's action was in, or not opposed to, the best interests of the Company or its Members;

                  ii. With respect to a criminal action or proceeding, to have had reasonable cause to believe that that Person's conduct was unlawful; or

                  iii. To have acted in a grossly negligent or fraudulent manner, or to have engaged in willful misconduct.

         A final adjudication as to any one of items i, ii or iii above shall be sufficient to relieve the Company from any obligation to indemnify. The termination of an action, suit or proceeding by judgment, order or conviction adverse to that Person, or by settlement or plea of nolo contendere or its equivalent, does not of itself create a presumption that that Person did not act honestly or in the reasonable belief that that Person's action was in or not opposed to the best interests of the Company or its Members and, with respect to a criminal action or proceeding, had reasonable cause to believe that that Person's conduct was unlawful.

         (b) Indemnification Prohibited if Party Liable to Company; Exception.
             ----------------------------------------------------------------
Notwithstanding any provision of subsection (a), the Company shall not indemnify a Person with respect to a claim, issue or matter asserted by or in the right of the Company for which that Person is finally adjudicated to be liable to the Company unless the court in which the action, suit or proceeding was brought determines that, in view of all the circumstances of the case, that Person is fairly and reasonably entitled to indemnity for such amounts as the court determines reasonable.

         (c) Indemnification Proper and in the Best Interests of the Company.
             ---------------------------------------------------------------
Any indemnification under subsection (a), may be made by the Company only as authorized in the specific case upon a determination by the Board of Directors or Members that indemnification of the Member, Director, employee or agent is proper in the circumstances and in the best interests of the Company.

         (d) Payment of Expenses in Advance. Expenses incurred in defending a
             ------------------------------
civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Company in advance of the final disposition of that action, suit or proceeding upon a determination made in accordance with the procedure established in subsection (c) that, based solely on the facts then known to those making the determination and without further investigation, the Person seeking indemnification satisfied the standard of conduct prescribed by subsection (a), and upon receipt by the Company of: (i) a written undertaking by or on behalf of the Member, Director, employee or agent to repay that amount if that Person is finally adjudicated not to be entitled to indemnification under this Agreement, and (ii) a written affirmation by the Member, Director, employee or agent that the Person has met the standard of conduct necessary for indemnification by the Company as authorized in this section. The undertaking required by subsection (i) must be an unlimited general obligation of the Person seeking the advance but need not be secured and may be accepted without reference to financial ability to make the repayment.

         (e) Restrictions on Payment for Separate Counsel. The Company shall not
             --------------------------------------------
pay for counsel for any Person when such counsel is not also counsel for the Company in the proceeding unless expressly approved in advance.

         (f) Intent; Amendments. It is not the intent of the foregoing to
             ------------------
provide for indemnification outside the scope of what is permitted under applicable law, including the Act, as it may be amended from time to time. If any future amendment to the Act or other applicable law reduces the scope of permitted indemnification, this Section 5.15 shall be deemed to be amended to eliminate any provision which is not thereafter permitted. The right to indemnification under this Section 5.15 shall be fully vested with respect to any matter occurring while this Section 5.15 was in effect in its current form.

         5.16 Conflicts of Interest. A Member, a Director, or an Affiliate of
              ---------------------
either Member, does not violate a duty or obligation to the Company merely because the Member's or the Director's or such Affiliate's conduct -- which conduct may include lending money to, or transacting other business with, the Company -- furthers the Member's or the Director's or such Affiliate's own interest. A Member, Director or Affiliate of either Member may enter into agreements, transactions, contracts, instruments or other transactions with the Company so long as any agreement, contract, instrument or other transaction between the Company and the Member, Director or such Affiliate is either (i) entered into pursuant to FUNC's preferential bidding rights, as provided for in
Section 5.20, or (ii) at no greater than market rates, on commercially reasonable terms and conditions such as are no less favorable to the Company than would be available in a bona fide arm's length transaction with a Person which is not an Affiliate, and has been approved by the Board of Directors or the Members (such approval not to be unreasonably withheld if it has been determined that the proposed transaction meets the other conditions of this subsection (ii)).

         The rights and obligations of a Member or a Director who thus lends money to or transacts business with the Company are the same as those of a person who is not a Member or Director, subject to other applicable law and the terms of this Agreement. No transaction with the Company shall be voidable solely because a Member, a Director or an Affiliate of either Member has a direct or indirect interest in the transaction if either the transaction is fair to the Company, or the Board of Directors or the Members, in either case knowing the material facts of the transaction and the Member's or Director's or Affiliate's interest, authorize, approve, or ratify the transaction.

         5.17 Pacific Responsibilities and Rights.
              -----------------------------------

         (a) Responsibilities. Pacific will provide at its expense, from its own
             ----------------
resources or that of its Affiliates, the services of its Directors and, at any time before Restructuring or after rescission of Restructuring, its Officers. All other support provided by Pacific or its Affiliates to the Company shall be provided pursuant to a Support Services Agreement.

         (b) Matters to be Undertaken by Pacific at the Company's Expense.
             ------------------------------------------------------------
Pacific shall provide, by itself or through its Affiliates, certain services pursuant to a Support Services Agreement, at the Company's expense. The following areas are areas of primary and not exclusive authority. FUNC shall be allowed reasonable participation in and shall have an obligation to cooperate with Pacific in connection with the implementation of the business objectives of the Company. Pacific's areas of primary responsibility are as follows:

                  i. Through its Affiliate Energy Pacific, will provide primary system design and system planning activities in consultation with FUNC's Affiliate, ARB. All work completed by Pacific, or its Affiliates, will be undertaken pursuant to a separate support services agreement that will define each activity and the cost for the work to be completed prior to work beginning.

                  ii. Responsibility for system engineering will be shared by Energy Pacific and ARB to ensure construction flexibility yet maintain proper controls for the Company.

                  iii. Responsibility for marketing, sales and customer service, as well as regulatory compliance and local franchise agreements and government relations.

                  iv. Responsibility for negotiation of gas supply and transportation agreements, for development of operating manuals and procedures.

                  v. Each Member agrees that neither it nor any of its Affiliates will provide any Gas Distribution Service in or to any community in the Selected Market or to any entity providing such service without first receiving the approval of the other Member.

         5.18 FUNC's Responsibilities and Rights.
              ----------------------------------

         (a) Matters to be Undertaken at FUNC Expense; Name. FUNC will provide
             ----------------------------------------------
at its expense, from its own resources or that of its Affiliates, the services of its Directors and, at any time before Restructuring or after recission of Restructuring, its Officers. All other support provided by FUNC or its Affiliates to the Company shall be provided pursuant to a Support Services Agreement. In addition, FUNC hereby permits and licenses the Company to use as part of its name the word "Frontier". Such permit and license shall continue after the transfer provided for in Section 3.2.

         (b) Matters to be Undertaken by FUNC at the Company's Expense. FUNC
             ---------------------------------------------------------
shall provide, by itself or through its Affiliates, certain services pursuant to a Support Services Agreement, at the Company's expense. The following areas are areas of primary and not exclusive authority. Pacific shall be allowed reasonable participation in and shall have an obligation to cooperate with FUNC in connection with the implementation of the business objectives of the Company. FUNC's areas of primary responsibility are as follows:

                  i. An Affiliate of FUNC, ARB, will contract with the Company for the construction of the gas transmission and distribution system. The contract will be on a fixed price or cost plus a fixed fee basis for completion of the work and will provide for quality and safety inspections by the Company. In addition, ARB will provide system design and system planning activities in support of Energy Pacific activities. The foregoing activities are not expected to be the exclusive responsibilities of ARB as Pacific may participate as appropriate. All work completed by ARB, or its affiliates, will be undertaken pursuant to a separate support services agreement that will define each activity and the cost for the work to be completed prior to work beginning. The cost of the work is expected to be consistent with market value.

                  ii. Responsibility for system engineering will be shared by Energy Pacific and ARB to ensure construction flexibility yet maintain proper controls for the Company.

                  iii. Each Member agrees that neither it nor any of its Affiliates will provide any Gas Distribution Service in or to any community in the Selected Market or to any entity providing such service without first receiving the approval of the other Member.

         5.19 Procurement of Goods and Services. FUNC may elect to make
              ---------------------------------
available any of its assets and services, or those of its Affiliates to the Company. Except as provided herein for specific items, all goods and services acquired by the Company shall, whenever practical, be acquired on a competitive bid basis. Notwithstanding any other provision of this Agreement, any services of either Member used by the Company whose pricing is not explicitly provided for elsewhere in this Agreement or in a Support Services Agreement will be purchased at Market Value.

                              SECTION 6 - OFFICERS

         6.1. Appointment of Officers.
              -----------------------

         (a) President. The day-to-day affairs of the Company shall be managed
             ---------
by a President and such other officers, appointed to such positions and on such terms as the Board of Directors determines; provided that no officer shall have a title that includes the word "manager", it being the intent that no person shall be a manager for purposes of the Act. Whenever in this Agreement the word "President" is used, it shall also mean such other duly authorized officer as is appointed by the Board of Directors to act in the absence of the President. The President shall be jointly selected by the Members.

         (b) Chief Financial Officer. The Chief Financial Officer ("CFO") shall
             -----------------------
be jointly selected by the Members. The CFO shall have such duties as are provided by the Board of Directors and in this Agreement.

         6.2. Annual Budget. No later than forty-five (45) days before the end
              -------------
of each fiscal year, the President shall prepare and send to the Board of Directors proposed annual budgets of operations, maintenance, administrative and marketing expenses, capital expenditures, revenues and cash flows for the next fiscal year. Such budgets shall be acted on by the Board of Directors prior to the end of the fiscal year; provided that should the Board of Directors fail to approve any budget prior to the end of the fiscal year, then the budget for the following year shall be based on the budget presented by the President, subject to the following limitations (i) no line item in the budget shall be increased year to year over the amount for such line item in the previous year's budget by in excess of 15% and (ii) the aggregate budgeted amounts for operations, maintenance, administrative and marketing expenses for the budget year shall not exceed 110% of the budgeted expenses for the previous year and (iii) capital expenditures shall be based on the Project Implementation Plan. The budget proposed by the President as adjusted as provided above or by agreement of the Board of Directors shall remain in effect for the balance of the next fiscal year unless modified by action of the Board of Directors. The President shall manage the business of the Company in accordance with such budget and shall not take any action that materially varies from a budgeted item without the approval of the Board of Directors except upon compliance with the provisions of Section 6.4(g).

         6.3. Authority and Duties of President.
              ---------------------------------

         (a) Authority. The President shall manage the Company under the
             ---------
supervision of the Board of Directors. Subject to the specific limitations on the authority of the President set forth in Section 5 and Section 6.4 hereof, the President shall have the power, on behalf of the Company, to do all things necessary or convenient to carry out the business and affairs of the Company and implement the decisions of the Board of Directors, including, without limitation:

             i. The institution, prosecution and defense of any Proceeding in the Company's name;

             ii. The purchase, receipt, lease or other acquisition, ownership, holding, improvement, use and other dealing with, Property, wherever located;

             iii. The sale, conveyance, mortgage, pledge, lease, exchange, and other disposition of Property;

             iv. Entering into contracts and guaranties; incurring of liabilities; borrowing money, issuance of notes, bonds, and other obligations; and the securing of any of its obligations by mortgage or pledge of any of its Property or income;

              v. The lending of money, investment and reinvestment of the Company's funds, and receipt and holding of Property as security for repayment, including, without limitation, the lending of money to, and otherwise helping officers, employees and agents;

              vi. The conduct of the Company's business, the establishment of Company offices, and the exercise of the powers of the Company within or without the State;

              vii. The appointment of employees and agents of the Company, the defining of their duties and authority, the establishment of their compensation;

              viii. The payment of compensation, or additional compensation to any or all employees on account of services rendered to the Company, whether or not an agreement to pay such compensation was made before such services were rendered; and

              ix. The taking of any other action that furthers the business and affairs of the Company.

         (b) Duties. The President, either individually or together with such
             ------
other officers as are appointed by the Board of Directors, will have the following duties:

              i. evaluation, selection and purchase of System equipment subject to prior Board of Directors approval of all capital expenditures in excess of $100,000, individually, or in excess of $300,000, in the aggregate, in any six month period;

              ii. supervision of System design, engineering and buildout within the design approved by the Board of Directors;

              iii. construction management;

              iv.  timeline and budget management;

              v. reporting (at scheduled or noticed meetings) to the Board of Directors on the construction and operation of the System;

              vii. all the work to be performed under the Project Implementation Plan to build the System and all matters relating thereto;

              viii. responsibility for the compliance by the Company with all applicable North Carolina and federal laws, rules and regulations relating to the construction, maintenance and operation of the System, including, without limitation, all laws, rules, regulations and licensing requirements relating to the provision of engineering advice and services in the State of North Carolina;

              ix. coordinating the activities undertaken by the Members and their Affiliates pursuant to Sections 5.17 and 5.18 with the other activities of the Company; and

              x. such other duties as the Board of Directors may, from time to time, designate.

         6.4. Restrictions on Authority of the President. Notwithstanding
              ------------------------------------------
anything to the contrary in Sections 6.2, 6.3 or elsewhere in this Agreement, neither the President nor any other officer shall have any authority to take any of the following actions without first obtaining the consent of the Board of Directors as provided in Section 5, above; for all matters listed below, the vote required shall be 51 voting points:

         (a) Contracts with Members or Affiliates. Approval, pursuant to Section
             ------------------------------------
5.16, of the terms of any material agreement, contract, instrument or other transaction between the Company and any Member or any Affiliate of a Member, except as explicitly provided for elsewhere herein.

         (b) Merger, Sale of Assets. Authorization of the merger or
             ----------------------
consolidation of the Company with any Person, any liquidation or dissolution of the Company, any change to the form of the organization of the Company or any sale, lease, exchange, transfer of all or substantially all of the assets of the Company (disagreement on such vote can trigger the "put" rights in Section 13.5).

         (c) Indebtedness, Including System Loan and Bonds. Authorization of the
             ---------------------------------------------
incurrence, assumption or guaranty by the Company of, or suffering the existence by the Company of, the System Loan, the Bonds, and any other indebtedness except for (A) not more than two hundred and fifty thousand dollars ($250,000) in the aggregate during any one fiscal year and at any one time outstanding, (B) indebtedness secured by Permitted Liens and (C) any other indebtedness in an operating budget previously approved by the Board of Directors or otherwise permitted under subsection (g) below.

         (d)  Material Agreements.
              -------------------

                (i) Approval of the terms of a "Material Agreement" (as defined below),

                (ii) Any material amendment or modification of any Material Agreement,

                (iii) Waiver of compliance with any material provision of a Material Agreement,

                (iv) Termination, assignment of any material rights the Company may have under, or consenting to or permitting the assignment by any other Person of any material right such Person may have under a Material Agreement, or

                (v) Giving consents or exercising any other material rights under a Material Agreement.

         "Material Agreement" shall mean any agreement for the construction, installation, operation, maintenance or provision of other services to the System with a value of over two hundred fifty thousand dollars ($250,000), or the purchase of equipment with a value of over two hundred fifty thousand dollars ($250,000), or any other material agreement to which the Company is a party.

         (e) Contracts; Borrowing; Guaranties. Entering into contracts (i)
             --------------------------------
relating to matters other than those specifically enumerated within the definition of "Material Agreement" above that call for the payment by the Company in excess of $100,000, or (ii) with respect to the guaranty by the Company of the obligations of any other Person.

         (f) Liens. Creating or otherwise allowing any Lien to be imposed on, or
             -----
otherwise to affect, any of the Company's Property, except Permitted Liens.

         (g) Litigation. Instituting, prosecuting and defending the Company in
             ----------
any Proceeding in the Company's name, except with the approval and direction of the Board of Directors.

         (h) Settlements. Confessing a judgment or entering into any settlement
             -----------
of any dispute, where the amount of the resulting liability of the Company is greater than fifty thousand dollars ($50,000).

         (i) Budget and Capital Improvements. Approval of the annual budgets as
             -------------------------------
provided in Section 6.2, and of capital expenditures exceeding the limits therein or as otherwise approved hereunder. Notwithstanding the foregoing, the President may authorize capital expenditures or indebtedness arising out of an emergency which requires immediate action, so long as the President gives notice to the Directors as soon as possible of the incurrence of such expenditures and obtains any requisite consent to the continuation of any such expenditures after the immediate emergency has passed.

         (j) Charges. Annual approval (at the same time as the budget is
             -------
approved as per paragraph (i) above) of all charges under the agreements or contracts referenced in paragraphs (a), (d) or (i) above, and any exercise of any material rights or elections under such agreements or contracts.

         (k) Bankruptcy Filing. (i) Commencing, or causing the Company to
             -----------------
commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or making a general assignment for the benefit of its creditors; or (ii) if there shall be commenced against the Company any case, proceeding or other action of a nature referred to in clause (i) above, taking any action in furtherance of, or indicating its consent to, approval of, or acquiescence, therein, or (iii) admitting in writing its inability to pay its debts as they become due.

         (l) Sale of Valuable Assets. The sale, assignment or other transfer of
             -----------------------
title to any asset, or any group of assets in the same transaction, or in related transactions, having an aggregate value in excess of fifty thousand dollars ($50,000).

         (m) Acts in Contravention of This Agreement. Knowingly do any act in
             ---------------------------------------
contravention of this Agreement.

         (n) Thwarting Ordinary Business. Knowingly do any act which would make
             ---------------------------
it impossible, or materially more difficult, to carry on the ordinary business of the Company, except as otherwise provided in this Agreement.

         (o) Possessing Property for Non-Company Purpose. Possess property, or
             -------------------------------------------
assign rights in specific property, for other than a Company purpose.

         (p) Jeopardizing Tax Treatment. Knowingly take any steps that could
             --------------------------
jeopardize the treatment of the Company as a partnership under the Code.

         (q) Deviating from Project Implementation Plan. Taking any action which
             ------------------------------------------
materially deviates from the Project Implementation Plan, or making any amendment to the Project Implementation Plan.

         (r) Usurpation of Board Function. Taking any step within the realm
             ----------------------------
normally governed by boards of directors of corporations, including but not limited to the setting of basic policies and the setting of the President's compensation and benefits.

         6.5. Limitations on Authority of CFO. Any delegation of authority to
              -------------------------------
the CFO in this Agreement with regard to tax matters shall be subject to the requirement that the CFO determine if any proposed action is likely to have a material adverse effect on either Member, and if it does, to obtain the approval of the Board of Directors or such Member before taking any such action.

         6.6. Liability for Certain Acts. The President and other officers shall
              --------------------------
exercise their powers and discharge their duties in good faith with a view to the interests of the Company and its Members with that degree of diligence, care and skill that ordinarily prudent persons would exercise under similar circumstances in like positions. No officer shall be liable, responsible or accountable in damages or otherwise to the Company or to any Member for any action taken or any failure to act on behalf of the Company within the scope of the authority conferred on the officer by this Agreement or by law; provided that the officer shall be liable if it is reasonably determined by the Board of Directors that the relevant action or failure to act would disqualify the officer for indemnification under the provisions of Section 5.15.

         6.7. Bank Accounts. The President or CFO may from time to time open
              -------------
bank accounts in the name of the Company. The manual signatures of two (2) officers shall be required for all disbursements over a level to be determined by the Board of Directors; in the absence of such determination, such level shall be five thousand dollars ($5,000). Any withdrawal of funds in excess of one hundred fifty thousand dollars ($150,000.00), other than transfers between Company accounts, shall require approval of the Board of Directors if the expenditure is not contemplated by the Project Implementation Plan or a budget approved as provided in Section 6.2.

         6.8. Removal. At a Board of Directors meeting called expressly for that
              -------
purpose, any officer may be removed at any time, with or without cause, if the votes for removal are not less than 49 voting points.

              SECTION 7 - BOOKS AND RECORDS; TAX RETURNS; INSURANCE

         7.1. Books and Records. All books, records and financial accounts of
              -----------------
the Company shall be kept by the President and the CFO at the principal place of business of the Company (as provided in Section 2.3, above), or at such other location as is determined by the Board of Directors.

         7.2. Audit. A periodic audit (or, if agreed upon, review) of the books
              -----
and records of the Company shall be made by an independent firm of certified public accountants or by such individuals and at such intervals as may be selected by the Board of Directors, and a like audit or review shall be made upon completion of the System. The cost of any audits or reviews shall be borne by the Company. Upon the completion of the System, a true and correct accounting shall be rendered to the Members of all costs, expenses, and other data relating to the performance and affairs of the Company.

         7.3. Inspection of Records. Each Member shall have the right at all
              ---------------------
reasonable times, during usual business hours, to have its independent accountant or any other agent or employee audit, examine and, at such Member's expense, make confidential copies of or extracts from the books and records maintained in connection with the Company. Such Member shall bear all expenses incurred in its examination.

         7.4. Maintenance of Records after Winding-up. To the extent that the
              ---------------------------------------
books and records of the Company are required to be kept subsequent to its winding-up, they shall be kept at such place or places as the President or other Person responsible for such winding-up may from time to time determine. The cost of maintaining and storing the books and records after the winding-up of the Company shall be paid from the funds set aside pursuant to subsection (iii) of
Section 10.2, below.

         7.5. Fiscal Year.  The fiscal year of the Company shall be the calendar
              -----------
year, except as otherwise required by the Code.

         7.6. Income Tax Returns.
              ------------------

              i. All income tax returns of the Company shall be prepared by accountants selected by the Board of Directors.

              ii. Any provision hereof to the contrary notwithstanding, for federal income tax purposes, the Members hereby recognize and agree that the Company will be treated as a partnership in accordance with the provisions of the Code, as the same may from time to time be amended; provided, however, that the filing of partnership tax returns shall not be construed to extend the purposes of the Company or expand the obligations or liabilities of the Members.

              iii. The CFO shall cause to be prepared all tax returns and statements, if any, which are required to be filed on behalf of the Company with the appropriate taxing authorities. Such returns and statements shall be submitted by the CFO to the Members in draft, in time for the approval of the Board of Directors to be made by May 1 of each year, and in final form prior to filing, and when approved by the Board of Directors, shall be filed promptly.

              iv. Pacific shall serve as the tax matters Member of the Company for purposes of the Internal Revenue Code.

         7.7. Insurance.  The Company shall maintain such insurance as the Board
              ---------
of Directors deems appropriate.

                         SECTION 8 - INVESTMENT OF FUNDS

     All cash Capital Contributions made to the Company by the Members and all revenues received by the Company shall be deposited in an account or accounts in the name of the Company at such bank or other financial institution as the Board of Directors may select, or shall be invested in such short-term, investment quality investments as shall be selected by the Board of Directors. Such funds shall be withdrawn on such signatures as the Board of Directors shall determine as provided in Section 6.7, above.

                      SECTION 9 - DISSOCIATION OF A MEMBER

         9.1. Dissociation.  A Person shall cease to be a Member ("Dissociate")
              ------------
upon the happening of any of the following events:

         (a) an Insolvency Event occurs with respect to the Member or any Affiliate which directly or indirectly owns more than 50% of the Member's voting equity, as provided in Section 9.2 below;

         (b) in the case of a Member who is a natural person, the death of the Member or the entry of an order by a court of competent jurisdiction adjudicating the Member incompetent to manage the Member's personal estate;

         (c) in the case of a Member who is acting as a Member by virtue of being a trustee of a trust, the termination of the trust (but not merely the substitution of a new trustee);

         (d) in the case of a Member that is a separate entity other than a corporation, the dissolution and commencement of winding up of the separate entity;

         (e) in the case of a Member that is a corporation, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter;

         (f) in the case of an estate, the distribution by the fiduciary of the estate's entire interest in the Company; or

         (g) a change of control of a Member, or of any Affiliate (other than ARB) which directly or indirectly owns more than 50% of the Member's voting equity, other than transfers to Affiliates of the transferring Affiliate (For purposes of this paragraph, a change of control shall mean the transfer of greater than 50 percent of the voting equity of a party; provided, however, that with respect to Pacific Enterprises, a change of control shall mean that Pacific Enterprises is acquired in a transaction or series of transactions in which Pacific Enterprises or its successor ceases to be a publicly traded company, and with respect to Frontier Colorado shall mean that ARB shall cease to own, directly or indirectly, at least 50% of Frontier Colorado's voting equity.

         9.2. Effect of Insolvency Event and Other Acts of Dissociation on
              ------------------------------------------------------------
Membership Interest.
-------------------

         (a) Effective at the time when an Insolvency Event occurs with respect to a Member or an Affiliate described in Section 9.1(a), such Member's voting rights and rights to participate in the management of the affairs of the Company shall cease and such Member's Membership Interest shall thereafter consist solely of such Member's Economic Interest.

         (b) The Membership Interest of any Dissociating Member shall be subject to Sections 13.4 (offer to the other Members) and 13.6 (sale of voting rights to the Company).

                     SECTION 10 - DISSOLUTION AND WINDING UP

         10.1. Liquidating Events. (a) The Company shall dissolve and commence
               ------------------
winding up and liquidating upon the first to occur of any of the following (each, a "Liquidating Event"):

                  i. The sale of all or substantially all of the Company's Property.

                  ii. The vote by the Members to dissolve, wind up, and liquidate the Company.

                  iii. Either Member elects not to make further Capital Contributions under Section 3.5, and within 180 days thereafter, neither of the following occurs -- (A) the other Member buys all interests of the electing Member under Section 13.4, or (B) the electing Member sells all of its interests to another party who agrees to continue making Capital Contributions at the agreed-upon schedule, including making any Capital Contributions previously due.

                  iv. A deadlock is reached, pursuant to the procedures described in Section 5.10(c) above, and the parties are unable to reach any resolution of the deadlock and agree not to submit the matter to arbitration.

          (b) The Members hereby agree that, notwithstanding any provision of the Act, the Company shall not dissolve prior to the occurrence of a Liquidating Event. If it is determined by a court of competent jurisdiction that the Company has dissolved prior to the occurrence of a Liquidating Event, the Members hereby agree to continue the business of the Company without a winding up or liquidation.

         10.2. Winding Up. Upon the occurrence of a Liquidating Event, the
               ----------
Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Members. No Member shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Company's business and affairs. The President (or, in the event that at the time of such Liquidating Event, there is no President, any Member elected by the Members) shall be responsible for overseeing the winding up and dissolution of the Company and shall take full account of the Company's liabilities and Company Property and the Company Property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom, to the extent sufficient therefor, shall be applied and distributed in the following order:

               i. First, to the payment and discharge of all of the Company's debts and liabilities to creditors other than Members;

               ii. Second, to the payment and discharge of all of the Company's debts and liabilities to Members;

               iii. Third, the Company shall fund reserves for contingent liabilities to the extent deemed reasonable by the Board of Directors or other Person responsible for the winding up;

               iv. Fourth, to each Member with a positive balance in its Capital Account (determined after taking into account all applicable allocations, including but not limited to those in Section 4.8), in proportion to such balances until such balances are reduced to zero; and

               v. Fifth, the balance, if any, to the Members in proportion to their Membership Interests.

         Except upon the specific approval of the Board of Directors, no Member shall receive any additional compensation for any services performed pursuant to this Section 10.

         10.3. Compliance With Timing Requirements of Regulations. If any Member
               --------------------------------------------------
has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including those made pursuant to Section 10.2, above, and other distributions made in the year during which such liquidation occurs), such Member shall have no obligation to make any contribution to the capital of the Company with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other Member for any purpose whatsoever. In the discretion of the Board of Directors, subject to the limitations in Section 6.5, a pro rata portion of the distributions that would otherwise be made to the Members pursuant to this
Section 10 may be:

                i. distributed to a trust established for the benefit of the Members for the purposes of liquidating Company assets, collecting amounts owed to the Company, and paying any contingent or unforeseen liabilities or obligations of the Company or of the Members arising out of or in connection with the Company. The assets of any such trust shall be distributed to the Members, in the same proportions as the amount distributed to such trust by the Company would otherwise have been distributed to the Members pursuant to this Agreement; or

                ii. withheld to provide a reasonable reserve for Company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Company, provided that such withhold amounts shall be distributed to the Members as soon as practicable.

         10.4. Rights of Members. Except as otherwise provided in this
               -----------------
Agreement, (a) each Member shall look solely to the assets of the Company for the return of its Capital Contribution and shall have no right or power to demand or receive property other than cash from the Company, and (b) no Member shall have priority over any other Member as to the return of its Capital Contributions, distributions, or allocations.

         10.5. Notice of Dissolution. In the event a Liquidating Event occurs or
               ---------------------
an event occurs that would, but for provisions of Section 10.1, above, result in a dissolution of the Company, the President shall, within thirty (30) days thereafter, provide written notice thereof to each of the Members and to all other parties with whom the Company regularly conducts business (as determined in the discretion of the President) and shall publish notice thereof in a newspaper of general circulation in each place in which the Company regularly conducts business (as determined in the discretion of the President).

                  SECTION 11 - CROSS-INDEMNIFICATION BY MEMBERS

         11.1. Cross-Indemnification by Members. Each Member (the "Indemnifying
               --------------------------------
Party") agrees to hold harmless, indemnify, protect and defend each other Member (the "Indemnified Party") and its officers, directors, employees, shareholders and agents, against any and all liabilities, damages, claims, costs, decrees, judgments, suit, actions, and expenses suffered or incurred by the Indemnified Party (collectively, the "Liabilities"), including reasonable attorneys' fees and court costs, arising out of or in connection with (a) the failure by the Indemnifying Party or its personnel to perform the Indemnifying Party's obligations, representations or covenants under this Agreement, or (b) any business conducted or operated by the Indemnifying Party or any Affiliate of such Indemnifying Party other than the business affairs of the Company. Notwithstanding the foregoing, neither Pacific nor FUNC shall have any liability hereunder arising from or in connection with the sale, production, or delivery of electrical power by FUNC, or the maintenance and operation of its systems and equipment used therefor.

         11.2. Other Provisions. Nothing contained in this Agreement with regard
               ----------------
to the sharing of the losses and liabilities of the Company shall in any way limit the Indemnifying Party's liability to the Indemnified Party for liabilities arising out of (i) the intentional breach by the Indemnifying Party or its personnel of (x) this Agreement or (y) the obligations assigned to the Indemnifying Party under this Agreement or (ii) actions taken by the Indemnifying Party or its personnel in bad faith or constituting willful misconduct.

                            SECTION 12 - PRIOR COSTS

         Each party shall bear all costs incurred by it prior to October 1, 1997 except for costs specifically permitted in this Agreement to be recovered by a Member from the Company after October 1, 1997, or as otherwise agreed by the Board of Directors.

                       SECTION 13 - TRANSFER OF INTERESTS

         13.1. Limitation on Transfers; Pacific. Except to the extent provided
               --------------------------------
in 13.3(iv) hereof and except for transfers to Affiliates, no Member shall transfer, sell, assign, or convey all or any portion of its Membership Interests (the "Offered Interest") unless such Member (the "Seller") (a) first offers to sell the Offered Interest pursuant to the terms of this Section 13 and (b) obtains the prior written consent of the other Members to a transfer of the Offered Interest. Any purported transfer of Membership Interests that is not effected pursuant to the terms of this Section 13 shall be null and void and of no effect whatever.

         13.2. Right of First Refusal. No transfer may be made under this
               ----------------------
Section unless the Seller has received a bona fide written offer (the "Purchase Offer") from a Person (the "Purchaser") to purchase the Offered Interest for a purchase price (the "Offer Price") denominated and payable in United States dollars at closing or according to specified terms, with or without interest, which offer shall be in writing signed by the Purchaser and shall be irrevocable for a period ending no sooner than the day following the end of the Offer Period, as hereinafter defined.

         13.3. Offer Notice. Prior to making any transfer that is subject to the
               ------------
terms of this Section 13, the Seller shall give to the Company and each other Member written notice (the "Offer Notice") which shall include a copy of the Purchase Offer and an offer (the "First Offer") to sell the Offered Interest to the other Members (the "Offerees") for the Offer Price, payable according to the same terms as (or more favorable terms than) those contained in the Purchase Offer, provided that the First Offer shall be made without regard to the requirement of any earnest money or similar deposit required of the Purchaser prior to closing, and without regard to any security (other than the Offered Interest) to be provided by the Purchaser for any deferred portion of the Offer Price.

                  i. Offer Period. The First Offer shall be irrevocable for a
                     ------------
         period (the "Offer Period") ending at 11:59 p.m., local time at the Company's principal office, on the ninetieth day following the day of the Offer Notice.

                  ii. Acceptance of First Offer. At any time during the first 60
                      -------------------------
         days of the Offer Period, any Member may accept the First Offer as to that portion of the Offered Interest that corresponds to the ratio of its Membership Interests to the total Membership Interests held by all Members, by giving written notice of such acceptance to the Seller and the other Members. In the event that Offerees ("Accepting Offerees"), in the aggregate, accept the First Offer with respect to all of the Offered Interest, the First Offer shall be deemed to be accepted. If Accepting Offerees do not accept the First Offer as to all of the Offered Interest during the Offer Period, the First Offer shall be deemed to be rejected in its entirety.

                  iii. Closing of Purchase Pursuant to First Offer. In the event
                       -------------------------------------------
         that the First Offer is accepted, the closing of the sale of the Offered Interest shall take place within thirty (30) days after the First Offer is accepted or, if later, the date of closing set forth in the Purchase Offer. The Seller and all Accepting Offerees shall execute such documents and instruments as may be necessary or appropriate to effect the sale of the Offered Interest pursuant to the terms of the First Offer and this Section 13.

                  iv. Sale Pursuant to Purchase Offer If First Offer Rejected.
                      -------------------------------------------------------
         If the First Offer is not accepted in the manner herein above provided, the Seller may sell the Offered Interest to the Purchaser at any time within 60 days after the last day of the Offer Period, provided that such sale shall be made on terms no more favorable to the Purchaser than the terms contained in the Purchase Offer, and provided that if the Seller has not received the prior written consent of the other Members to transfer the Offered Interest as provided in Section 13.1, only an Economic Interest may be sold to the Purchaser. In the event that the Offered Interest is not sold in accordance with the terms of the preceding sentence, the Offered Interest shall again become subject to all of the conditions and restrictions of this Section 13. The transferee of any Economic Interest or Membership Interest in the Company shall take such interest subject to the provisions of this Agreement, and all restrictions and limitations in this Agreement with respect to a Members actions or transactions in the Membership Interests or Economic Interests in the Company shall apply to such interests as if the transferee were a party hereto.

         13.4. Option to Purchase on Certain Events. Upon the occurrence of any
               ------------------------------------
of the following (each, a "Triggering Event"): (i) the death of any Member or the owner of an Economic Interest, (ii) any inter vivos gift of an Economic Interest or a Membership Interest, (iii) any event described in Section 9.1(a) or 9.1(g) (certain Insolvency Events and changes of control), or (iv) a Member electing not to make further Capital Contributions under Section 3.5, the other Members shall have an option to purchase all of the Membership Interest or Economic Interest owned by such Person or such Person's predecessor in interest (or, in the case of the debtor in possession, owned by such Person), for a period of one year after such Triggering Event. If the Company does not receive a notice of such Triggering Event, the rights of the other Member shall accrue upon the receipt of actual notice by the Company of the Triggering Event. The Company shall send the other Member a notice of their rights hereunder within sixty (60) days after the Company receives actual notice of a Triggering Event. Except as set forth below, the purchase price for such interest shall be fair market value, as agreed to by the purchasing Member and the holder of such Membership Interest or Economic Interest being sold; if they are unable to agree to such value or to an independent appraiser to determine such value within thirty (30) days of submission, such value shall be determined in accordance with the provisions of Section 21 hereof. If the Triggering Event is a Member's election to cease making Captial Contribution in the manner permitted in Section under Section 3.5, the purchase price for such Member's Membership Interest shall be the balance of such Member's Capital Account as of the date of the Triggering Event. The provisions of Section 13.1 above shall also govern in the event that the options under this Section 13.4 are not fully exercised. Payment shall be, at the option of the purchasing Member, in cash or by promissory note. Any promissory note shall be dated as of the effective date of the purchase, shall mature in not more than four (4) years, shall be payable in equal installments of principal and interest that come due monthly, shall bear interest at the Prime Rate, plus two (2) percentage points per annum. Any such promissory note shall be due on sale by the purchasing Member or the Company to any third party of equity interests in the Company representing ownership of, or the right to acquire, fifty percent (50%) or more of the voting equity interests in the Company. The selling Member shall retain a security interest in such interest until pay-off.

         13.5. Option to Sell on Certain Events: Upon a vote described in
               --------------------------------
Section 6.4(b) (merger, dissolution, etc.) (each, a "Triggering Vote") any Member disagreeing with the vote and having an Economic Interest of 49% or less, and any non-Member holder of Economic Interests (either, a "Minority Member") shall have an option to sell to the other Member, and the other Member shall have the obligation to buy, all of the Membership Interest or Economic Interest owned by such Minority Member or such Minority Member's predecessor in interest (or, in the case of the debtor in possession, owned by such Person), by sending notice to the other Member within fifteen (15) days after such Triggering Vote. The purchase price for such Membership Interest or Economic Interest shall be fair market value, as agreed to by the Members. If they are unable to agree to such value or to an independent appraiser to determine such value within thirty
(30) days of submission, such value shall be determined in accordance with the provisions of Section 21 hereof. Closing on such sale shall take place within sixty (60) days after determination of the price. Payment shall be, at the option of the purchasing Member, in cash or partly in cash and partly by note, but in any event not less than one-fourth in cash. Any promissory note shall be dated as of the effective date of the purchase, shall mature in not more than three (3) years, shall be payable in equal installments of principal and interest that come due monthly, shall bear interest at the Prime Rate, plus two
(2) percentage points per annum. The Minority Member shall retain a security interest in such interest until pay-off.

         13.6. Sale of Remaining Membership Rights to the Company. Upon and
               --------------------------------------------------
contemporaneously with any sale or other disposition (including a sale or disposition resulting from a Dissociation) of a Member's Economic Interest in the Company which does not at the same time transfer the balance of the rights associated with the Economic Interest transferred by the Member (including, without limitation, the rights of the Member to participate in the management of the business and affairs of the Company or to acquire rights transforming the Economic Interest into a full Membership Interest), the Company shall have an option, which shall remain effective for the maximum period under applicable law, to purchase from such Member or the executor or other successor in interest to such Member, and such Member or the executor or other successor in interest to such Member shall, upon exercise of such option, sell to the Company for a purchase price of one hundred dollars ($100.00), all remaining rights and interests retained by such Member or the executor or other successor in interest to such Member which immediately prior to such sale or other transfer were associated with the transferred Economic Interest. No other writing, in addition to this Agreement, shall be necessary to evidence such option.

                  SECTION 14 - ADMISSION OF ADDITIONAL PARTIES

         The Board of Directors may determine to issue Membership Interests in the Company in return for cash or in-kind capital contributions, and on such other terms as the Board of Directors may approve, provided, however, that no such issuance of Membership Interests shall have the effect of reducing Pacific's or FUNC's Membership Interests (except to the extent diluted by the issuance of additional interests; and provided further that no Membership Interests will be issued to any Member or any Affiliate of such Member who, directly or indirectly, sells energy on a wholesale or retail basis into the Selected Market, without the written consent of FUNC or Pacific.

                           SECTION 15 - CHOICE OF LAW

         This Agreement shall be governed by and interpreted in accordance with the laws of the State of North Carolina.

                            SECTION 16 - INTEGRATION

         This Agreement is the complete and final agreement of the parties and supersedes any prior agreements or understandings with respect to the subject matter hereof.

                    SECTION 17 - OWNERSHIP OF DESIGNS, PLANS
                               AND SPECIFICATIONS

         Notwithstanding any other provision of this Agreement, all Designs that have been developed by or for a party hereto shall be the property of the Company, except that if the Company has not paid in full therefor, the Designs shall remain the property of the party that developed the Designs and shall be deemed Confidential Information of the party that developed such Designs for purposes of Section 18, below. At all times during the term of the Company, each party hereto shall have full and complete right and license, free of charge, to use the Designs owned by the Company in connection with the construction and operation of the System. Upon and after the termination of the Company pursuant to Section 10, above, the Designs owned by the Company shall be an asset of the Company that shall be sold to the purchaser of the System or distributed to either or both Members as part of a liquidating distribution.

                     SECTION 18 - CONFIDENTIALITY AGREEMENT

         18.1. Confidential Information. With respect to a party hereto (the
               ------------------------
"Disclosing Party"), "Confidential Information" shall mean technical, business and financial information including, where appropriate and without limitation, any information, business and financial data, software, structures, models, techniques, processes, compositions, formulas, inventions, schematics, and apparatus relating to the same disclosed by the Disclosing Party to another party hereto (the "Receiving Party") or obtained by the Receiving Party through observation or examination of information, but only to the extent that such information is maintained as confidential by the Disclosing Party and is marked or otherwise identified as confidential or proprietary when disclosed to the Receiving Party or, in the case of information given verbally, is identified as confidential or proprietary to the Receiving Party at the time of such verbal disclosure to the Receiving Party. Confidential Information shall not be deemed to be or include promotional materials prepared and approved by the Board of Directors.

         18.2. Receiving Party. Each of the Members agrees that the Disclosing
               ---------------
Party is the owner or licensee of the Confidential Information. The Receiving Party shall not use any of the Confidential Information of the Disclosing Party at any time except for the purposes of constructing and operating the System and evaluating the desirability of a mutually beneficial business relationship. The Receiving Party shall not disclose any of the Confidential Information other than on a need-to-know basis, as reasonably necessary for such evaluation, to his or its directors, officers, employees, attorneys, accountants, bankers, financial advisors or consultants who are bound by written agreements with the Receiving Party to maintain the Confidential Information in confidence or who are otherwise under obligations of confidentiality to the Receiving Party. Each of the Members agrees to hold the Confidential Information disclosed to it by the Disclosing Party in strict confidence and to take reasonable precautions to protect such Confidential Information (including, without limitation, all precautions the Receiving Party employs with respect to its own Confidential Information).

         18.3. Liability. Notwithstanding anything to the contrary in this
               ---------
Agreement, the Receiving Party shall have no liability to the Disclosing Party for the use or disclosure of (1) such information as required by applicable law or regulation, provided that the Receiving Party shall give the Disclosing Party prompt written notice and sufficient opportunity to object to such use or disclosure, or to request confidential treatment to the Confidential Information; or (2) such information as the Receiving Party can establish by written documentation to:

                  i. have been publicly known prior to disclosure by the Disclosing Party of such information to the Receiving Party;

                  ii. have become publicly known without fault on the part of the Receiving Party, subsequent to disclosure to the Disclosing Party of such information to the Receiving Party;

                  iii. have been received by the Receiving Party at any time from a source, other than the Disclosing Party, lawfully having possession of and the right to disclose such information;

                  iv. have been otherwise known by the Receiving Party without any obligation of confidentiality directly or indirectly for the benefit of the Disclosing Party prior to disclosure by the Disclosing Party to the Receiving Party of such information; or

                  v. have been independently developed by the Receiving Party without use of such Confidential Information.

         18.4. No Adequate Remedy at Law. Each of the Members acknowledges and
               -------------------------
agrees that due to the unique nature of the Disclosing Party's Confidential Information, there can be no adequate remedy at law for any breach of its obligations hereunder, that any such breach may allow the Receiving Party or third parties to unfairly compete with the Disclosing Party, and therefore, that upon any such breach or any threat thereof, the Disclosing Party shall be entitled to appropriate equitable relief in addition to whatever remedies it might have at law. The Receiving Party will notify the Disclosing Party in writing immediately upon the occurrence of any such unauthorized release or other breach of which it is aware.

                            SECTION 19 - NO RECOURSE

         Neither party hereto shall have any recourse under this Agreement for any breach hereof by the other party against any officer, employee, director, shareholder or agent of such other party or against any party related to or affiliated with such other party, recourse of each party hereunder for breach of this Agreement being strictly limited to recourse against the other party that is a signatory hereto and to any successors or permitted assigns of such party.

                         SECTION 20 - SURVIVAL; BENEFIT

         Notwithstanding the occurrence of a Liquidating Event or dissolution of the Company, this Agreement shall continue in effect during the winding up of the Company. Thereafter, the provisions of Sections 5.10(c), 5.14, 5.15, 11, 17, 18, 19 and 21 of this Agreement shall survive any termination hereof. This Agreement is solely for the benefit of the parties hereto and their successors and permitted assigns. No third party is granted or shall have any rights hereunder.

                         SECTION 21 - DISPUTE RESOLUTION

         21.1. Arbitration. Except for matters covered under Section 5.10(c),
               -----------
all claims, disputes and other matters in question arising out of or pertaining to this Agreement or the breach thereof shall be decided by arbitration in accordance with the Arbitration Rules of the American Arbitration Association, to be conducted in Los Angeles, California. Arbitration shall be before a single arbitrator if the parties can agree on such an arbitrator within five (5) business days of a Member's call for arbitration. If the parties cannot so agree within such period, then each party shall choose a single arbitrator, and the two arbitrators thus chosen shall choose the third arbitrator. If the first two arbitrators cannot agree on the third arbitrator within ten (10) business days of submission, such arbitrator shall be chosen by the American Arbitration Association. Should the arbitrator find the non-prevailing party's claim(s) or defense(s) to be frivolous, the arbitrator may compel as part of the award the non-prevailing party to pay all fees and costs of arbitration, including but not limited to the reasonable attorneys' fees of the prevailing party. This Agreement to arbitrate shall be specifically enforceable. The award rendered by the arbitrators shall be final, and judgment may be entered upon it in accordance with applicable law.

         21.2. Demand for Arbitration. Written demand for arbitration shall be
               ----------------------
filed by a party hereto requesting the same with the American Arbitration Association in Los Angeles, California, with notice to all other parties. The demand for arbitration must be filed within a reasonable period of time after the claim, dispute or other matter in question has arisen, and in no event shall it be made after institution or legal or equitable proceedings based on such a claim, dispute or other matter in question would be barred by the applicable statute of limitations.

                      SECTION 22 - POTENTIAL RESTRUCTURING

         22.1 Legislative Monitoring. Pacific agrees to monitor closely the
              ----------------------
progress of legislation to repeal or amend PUHCA, and to keep FUNC apprised of material developments from time to time.

         22.2. Construction Monitoring. The Company agrees to deliver a report
               -----------------------
to Pacific and FUNC at least once per month that will describe the progress of construction and development of the System (the "Construction Report"). Each Construction Report shall contain an estimate of the amount of time remaining before the System commences operations as a utility within the meaning of PUHCA (the "Completion Date"). If the Company is unable to deliver the Construction Report to FUNC and Pacific, FUNC shall prepare and deliver the Construction Report to Pacific.

         22.3. Financing Schedule. The Company agrees to deliver a report to
               ------------------
Pacific and FUNC no less frequently than once a month that will describe the progress made with respect to obtaining the System Loan (the "Financing Report"). Each Financing Report shall contain an estimate of the amount of time remaining before the Completion Date. If the Company is unable to deliver the Financing Report to FUNC and Pacific, Pacific shall prepare and deliver the Financing Report to FUNC.

         22.4 PUHCA. The Members acknowledge that it may be necessary to
              -----
restructure the Company in the future, taking into account all relevant factors affecting the Company's operations, including, without limitation, PUHCA, the NCUC, financing for the System, and the mutual interest of the parties in developing the optimal capital structure for the Company. If PUHCA has not been repealed as of the date that either Member or the Board of Directors determines it must seek approval of a restructuring of the Company by the Securities and Exchange Commission in order to have a reasonable opportunity to obtain SEC approval of the manner of restructuring prior to the Completion Date, the Board of Directors shall meet to determine what manner of restructuring to pursue. The Members have reviewed the restructuring options described as "Structure B", "Structure C" and "Structure D" set forth below and the Members each acknowledge that each of such alternatives is generally acceptable to such Member. The manner of restructuring the Company determined in accordance with Section 22.5 is referred to as the "Restructuring." The Board of Directors shall make such amendments to this Operating Agreement as are reasonably necessary to implement the Restructuring.

         22.5 Decision as to Which Structure to Pursue. (a) The Board of
              ----------------------------------------
Directors shall first consider and undertake reasonable good faith efforts to pursue any mutually acceptable alternative for restructuring the Company that retains the relative economic benefits and interests of the parties as in effect prior to such restructuring and provides each reasonable protection of their investment. The parties business intent being to retain such economic interests and benefits to the extent possible while structuring control of the Company in such a manner that neither Member nor any of its Affiliates will be required to register as a public utility holding company under PUHCA or to obtain SEC approval for its acquisition of an interest in the Company.

         (b) If the Board of Directors is unable to agree on a mutually acceptable restructuring concept, the Board will then consider and undertake reasonable good faith efforts to pursue a restructuring in the manner of Structure B. The Board of Directors may by mutual agreement determine not to pursue Structure B for, among other reasons, the Board's inability to identify a prospective Managing Member otherwise meeting the qualifications described below that is willing and able to make a financial contribution commensurate with the interest to be acquired by such prospect. In exercising good faith efforts in order to achieve Structure B, either party may object to such structure on the grounds that such structure is subject of regulatory or statutory prohibitions affecting such Member or its Affilates, or that such structure exposes the Member or its Affiliates to regulatory or statutory burdens that are materially more burdensome to such party than those applicable if the Member were to have only a non-controlling investment in the Company yielding substantially the economic benefits as such Member holds in the Company (either such grounds, "Regulatory Objections"). In considering Structure B, each Member acknowledges that it will not object to such structure on the basis that it has inadequate investment protections or management input so long as it has investment protections and management input in form and effect reasonably consistent with those protections and voting rights set forth in Structure B below ("Reasonable Rights and Protections").

         (c) If the Board of Directors is unable to reach agreement on Structure B, the Board will then adopt a restructuring in the manner of Structure C; provided that the Board of Directors may by mutual agreement determine not to pursue Structure C and FUNC may, in its sole discretion, elect not to pursue Structure C due to Regulatory Objections. Each Member shall be entitled to have Reasonable Rights and Protections in any Restructuring. The Members acknowledge that FUNC and its Affiliates may not ultimately desire to become a registered PUHCA holding company.

         (d) If the Board of Directors mutually determines not to pursue Structure C or FUNC elects not to pursue Structure C, the Board will then adopt a restructuring in the manner of Structure D.

         22.6 Submissions to the SEC. As soon as possible after the
              ----------------------
Restructuring is determined pursuant to Section 22.5, the Members shall prepare and submit to the SEC all applications or "no action letters" necessary to own and operate the System as a utility under PUHCA. Each Member agrees to cooperate to the fullest extent reasonable to assist the other Member with such submissions upon request.

         22.7 Suspension of Rights to Withdraw or Withhold Capital
              ----------------------------------------------------
Contributions. So long as both Members are complying with the foregoing
-------------
provisions of this Section 22 in all material respects, neither Member shall invoke the provisions of subsections 3.2 (d)(iii) and (d)(iv) hereof.

         22.8 No Commencement of Utility Operations Before Receiving All
              ----------------------------------------------------------
Necessary SEC Approvals. The Company will not commence operations of the System
-----------------------
as a utility within the meaning of PUHCA unless and until the Board of Directors determines that any and all SEC approvals have been obtained or no-action letters have been received to the effect that such approvals will not be required or the Board has determined that no further such approvals or no-action letters are required; such commencement is expressly conditioned on necessary approvals and no-action letters having been obtained.

         22.9 Rescission of Restructuring. If PUHCA is repealed, and unless FUNC
              ---------------------------
and Pacific agree otherwise in writing, any and all steps theretofore taken to effect the Restructuring shall be rescinded as quickly as is reasonably possible, and the structure of the Company shall be returned to what it was before such Restructuring, without affecting any changes made which are not related to the Restructuring. The Company and the Members shall cooperate to obtain all required governmental approvals to implement this Section.

         22.10 Structure B. The restructuring described in this Section 22.10
               -----------
shall be referred to as "Structure B". If PUHCA is not repealed before the Completion Date, and Structure B is adopted by the Board of Directors pursuant to Section 22. 5, the Company may be restructured as follows, and the Operating Agreement amended accordingly:

               (a) Admission of New Member. A new Member (the "Managing
                   -----------------------
Member") reasonably acceptable to FUNC and Pacific, with the experience, resources and ability to perform the duties and obligations of the Managing Member set forth herein, shall be admitted as a Member of the Company in exchange for a Capital Contribution to be determined by the Board of Directors. In no event shall the Managing Member be an Affiliate of either FUNC or Pacific.

               (b) Adjustment of Economic and Membership Interests. Upon
                   -----------------------------------------------
admission of the Managing Member, the Membership Interests of FUNC, Pacific and the Managing Member shall be adjusted to 4.9%, 4.9% and 90.2%, respectively. The Economic Interests of FUNC, Pacific and the Managing Member shall be adjusted in accordance with the Capital Contribution made by the Managing Member; provided, however, that in no event shall the Managing Member's Economic Interest in the Company initially exceed 20%, and provided that such amount shall be the lowest amount the Members reasonably agree will achieve the intended purpose. Schedule
3.1 of the Agreement shall be amended to reflect the adjustment in Economic and Membership Interests of the Members.

                (c) Voting By Members. All Members who have not Disassociated
                    -----------------
shall be entitled to vote on any matter submitted to a vote of the Members. There shall be one hundred (100) voting points, and each Member shall have one point for each percentage point of Membership Interest held by such Member from time to time, with changes in voting points effective at the same time as the corresponding changes in the Membership Interests of the Members. Attendance by two thirds of the Members shall constitute a quorum at any meeting of Members. If a quorum is present, the affirmative vote of Members holding at least 51% of the Membership Interests represented in person or by proxy shall be an act of the Members, unless the vote of a greater or lesser proportion or number is otherwise required by the Act, by the Certificate or by this Agreement. In no event shall the percentage of Membership Interests required to be voted in favor of an issue be less than the percentage of Director votes that would be required if the same matter were submitted to the Board of Directors.

                (d) Board of Directors. The Board of Directors shall consist
                    ------------------
of three directors appointed by Pacific, three directors appointed by FUNC and three directors appointed by the Managing Member. The Directors shall vote as representatives of the Members, in the same proportion as the Members' Membership Interests and in the manner provided in Section 5.10(b). Attendance by at least one Director appointed by each Member shall constitute a quorum at any meeting of the Board of Directors. The affirmative vote of Directors voting 51 points shall be an act of the Board. The Managing Member shall elect the Chair of the Board of Directors.

                (e) Deadlocks. The provisions contained in Sections 5.10(c)
                    ---------
and 10.1(iv) of the Operating Agreement shall be deleted and shall be replaced with provisions that are comparable and reasonably reflective of the economic interests of the parties.

                (f) Selection of President. The Board of Directors shall
                    ----------------------
select the President.

                (g) Selection of CFO and Limitation on Authority of CFO. The
                    ---------------------------------------------------
Board of Directors shall select the CFO. If the CFO determines that any proposed action of the Company is likely to have a material adverse effect on the Company, the CFO must obtain the approval of FUNC and Pacific before taking such action.

                (h) Removal of Managing Member for Cause. FUNC and Pacific
                    ------------------------------------
may, by mutual agreement, remove the Managing Member for cause. "Cause" will be defined in the Operating Agreement to include, but will not be limited to:

                (1) Failure to Make Capital Contribution. The failure of the
                    ------------------------------------
                      Managing Member to make timely a required Capital Contribution.

                (2) Failure to Seek Approval of Major Matters. The failure of
                    -----------------------------------------
                      the Managing Member to seek approval of major matters materially affecting the business of the Company in the manner provided in subsection (i) below.

                (3) Bankruptcy/Insolvency. The commencement of bankruptcy or
                    ---------------------
                      insolvency proceedings against the Managing Member or its Affiliates.

                (4) Breach of Operating Agreement. The Managing Member's
                    -----------------------------
                      breach of any provision of the Operating Agreement which has or may have a material adverse effect on the construction, operation or maintenance of the operations of the System or on the equity investments of FUNC or Pacific in the Company.

               (5) Breach of Fiduciary Duty.  The Managing Member's breach of
                   ---------------------------
                      fiduciary duty to either FUNC or Pacific, which duties shall not be less than those imposed upon a corporate director with respect to a corporation's shareholders.

               (6) Change in Ownership. A 45% (provided that such percentage
                   -------------------
                      shall be reduced if the Members reasonably agree that such reduction shall not have an adverse regulatory effect) or greater change in the equity ownership of the Managing Member.

               The Operating Agreement shall also provide that if the Managing Member is removed for cause, FUNC and Pacific may select another Person as the successor Managing Member. In no event shall the successor Managing Member be an Affiliate of FUNC or Pacific.

               (i) Approval of Major Matters. Approval of major matters
                   -------------------------
materially affecting the business of the Company shall require the affirmative vote of a majority of the voting points of FUNC and Pacific. Such matters shall include, but not be limited to, the following:

               (1) Merger, Sale of Assets. Authorization of the merger or
                   ----------------------
                     consolidation of the Company with any Person or any sale, lease, exchange, mortgage or other disposition of 25% or more of the fair market value of the assets of the Company (other than the sale of natural gas in the ordinary course of business).

               (2) Dissolution, Liquidation. Dissolving or liquidating the
                   ------------------------
                     Company.

               (3) Indebtedness. Incurring or prepaying indebtedness (or
                   ------------
                     providing guaranties of another entity's indebtedness) other than in the ordinary course of business, or, if in the ordinary course of business, in an amount in excess of $1,000,000, provided that such amount shall be reduced if the Members reasonably agree that such reduction shall not have an adverse regulatory effect.

               (4) Material Agreements.
                   -------------------
                     Approval of the terms of a "Material Agreement"
                       (as defined below),

                     Any material amendment or modification of any Material
                       Agreement,

                     Waiver of compliance with any material provision of a
                       Material Agreement,

                     Termination, assignment of any material rights the Company may have under, or consenting to or permitting the assignment by any other Person of any material right such Person may have under a Material Agreement, or

                     Giving consents or exercising any other material rights
                       under a Material Agreement.

                     "Material Agreement" shall mean any agreement for the construction, installation, operation, maintenance or provision of other services to the System with a value of over $250,000, or the purchase of equipment with a value of over $100,000, or any other material agreement to which the Company is a party.

               (5)    Liens.  Creating or otherwise allowing any Lien to be
                      -----
                        imposed on, or otherwise to affect, any of the Company's Property, except Permitted Liens.

               (6)    Settlements. Confessing a judgment or entering into any
                      -----------
                        settlement of any dispute that would materially adversely affect the Company or require payment by the Company of more than $1,000,000, provided that such amount shall be reduced if the Members reasonably agree that such reduction shall not have an adverse regulatory effect.

               (7)    Form of Organization. Any change to the form of the
                      --------------------
                        organization of the Company, including, without limitation, the admission of any additional Member.

               (8)    Adoption of Budget. Adopting a budget that causes an
                      ------------------
                        increase of 15% or more for any category of expenses over the amount included in the prior year's budget, or an aggregate increase of 10%.

               (9)    Modification of Budget. Modifying a budget to result in a
                      ----------------------
                        material increase for any category or expense, or an aggregate increase of 10%.

               (10)   Capital Expenditures. Making any capital expenditure in
                      --------------------
                        excess of $500,000, provided that such amount shall be reduced if the Members reasonably agree that such reduction shall not have an adverse regulatory effect.

               (11)   Governmental Action. Amending any material government
                      -------------------
                        permit, amending any filing with any governmental body, or seeking any governmental action other than is ordinarily required in the ordinary conduct of business.

               (12)   Insurance Proceeds. Making a determination with respect to
                      ------------------
                        the disposition of insurance proceeds in excess of $500,000, provided that such amount shall be reduced if the Members reasonably agree that such reduction shall not have an adverse regulatory effect, or the repair or rebuilding of any material portion of the System in the event of substantial damage or destruction.

               (13)   Bankruptcy Filing.  (i) Commencing, or causing the Company
                      -----------------
                        to commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or making a general assignment for the benefit of its creditors; or (ii) if there shall be commenced against the Company any case, proceeding or other action of a nature referred to in clause (i) above, taking any action in furtherance of, or indicating its consent to, approval of, or acquiescence, therein, or (iii) admitting in writing its inability to pay its debts as they become due.

               (14)  Transfer of Membership Interest by Managing Member. A sale,
                     --------------------------------------------------
                        assignment, exchange, mortgage or other disposition of all or any part of the Managing Member's Membership Interest or Economic Interest in the Company.

               (15)  Capital Calls. The determination of Additional Capital
                     -------------
                        required from the Members pursuant to Section 3.4 hereof.

               (16)  Distributions.  The determination of Distributions pursuant
                     -------------
 to Sections 4.6, 4.7 or 4.8 hereof.

               (j)   Transactions with the Company. A Member, Director or
                     -----------------------------
Affiliate of any Member may enter into agreements, contracts, instruments or other transactions with the Company so long as any agreement, contract, instrument or other transaction between the Company and the Member, Director or such Affiliate is at no greater than market rates, on commercially reasonable terms and conditions such as are no less favorable to the Company than would be available in a bona fide arm's length transaction with a Person that is not an Affiliate, and has been approved by the Board of Directors (such approval not to be unreasonably withheld if it has been determined that the proposed transaction meets the other conditions set forth herein). A Director appointed by a Member who has an interest (economic or otherwise) in the outcome of any such agreement, contract, instrument or other transaction with the Company may not vote or consent upon any such matter.

               (k)   Support Services Agreement. Pacific or an Affiliate with
                     --------------------------
equal or greater experience and expertise in the business of operating a local gas distribution company and FUNC or an Affiliate with equal or greater experience and expertise in the business of operating a local gas distribution company (collectively, the "Service Providers") shall at all times be parties to a Support Services Agreement with the Company pursuant to which the Service Providers make available to the Company, at commercially reasonable rates, the services of their employees on matters involving the day-to-day operations of the Company. Services provided by the Service Providers shall be provided as agent for the Board of Directors and shall be subject to the exclusive direction and control of the Board of Directors and the officers of the Company.

               (l)   Change in Control.  The provisions of Section 9.1(g)
                     -----------------
shall not apply to transfers of interests in FUNC by ARB.

         22.11 Structure C. The restructuring described in this Section 22.11
               -----------
shall be referred to as "Structure C". If PUHCA is not repealed before the Completion Date, and Structure C is adopted by the Board of Directors pursuant to Section 22. 5, the Company may be restructured as follows, and the Operating Agreement amended accordingly:

         (a) Adjustment of Economic and Membership Interests. The Economic
             -----------------------------------------------
                  and Membership Interests of FUNC and Pacific shall be adjusted as set forth in "Structure C" on Schedule 3.1 of this Agreement, and FUNC shall become the Managing Member.

         (b) Voting By Members.  All  Members who have not  Disassociated shall
             -----------------
                  be entitled to vote on any matter submitted to a vote of the Members. There shall be one hundred (100) voting points, and each Member shall have one point for each percentage point of Membership Interest held by such Member from time to time, with changes in voting points effective at the same time as the corresponding changes in the Membership Interests of the Members. Attendance by both Members shall constitute a quorum at any meeting of Members. If a quorum is present, the affirmative vote of Members holding at least 51% of the Membership Interests represented in person or by proxy shall be an act of the Members, unless the vote of a greater or lesser proportion or number is otherwise required by the Act, by the Certificate or by
                  this  Agreement.   In  no  event  shall  the percentage of
                  Membership Interests required to be voted in favor of an issue be less than the percentage of Director votes that would be required if the same matter were submitted to the Board of Directors.

         (c) Board of Directors.  The Board of Directors shall consist of three
             -------------------
                  directors appointed by Pacific and three directors appointed by FUNC. The Directors shall vote as representatives of the Members, in the same proportion as the Members' Membership Interests and in the manner provided in Section 5.10(b). Attendance by at one Director appointed by each Member shall constitute a quorum at any meeting of the Board of Directors. The affirmative vote of Directors voting 51 points shall be an act of the Board. FUNC shall elect the Chair of the Board of Directors.

         (d) Deadlocks. The provisions contained in Sections 5.10(c) and
             ---------
                  10.1(iv) of the Operating Agreement shall be deleted and shall be replaced with provisions that are comparable and reasonably reflective of the economic interests of the parties.

         (e) Selection of President.  The Board of Directors shall select the
             -----------------------
                  President.

         (f) Selection of CFO and Limitation on Authority of CFO. The Board
             ---------------------------------------------------
                  of Directors shall select the CFO. If the CFO determines that any proposed action of the Company is likely to have a material adverse effect on the Company, the CFO must obtain the approval of Pacific before taking such action.

         (g) Removal of Managing Member for Cause. Pacific may remove the
             -------------------------------------
                  Managing Member for cause. "Cause" will be defined in the Operating Agreement to include, but will not be limited to:

                  (1) Failure to Seek Approval of Major Matters. The
                      -----------------------------------------
                           failure of the Managing Member to seek approval of major matters materially affecting the business of the Company in the manner provided in subsection (h) below.

                  (2) Bankruptcy/Insolvency. The commencement of bankruptcy
                      ---------------------
                           or insolvency proceedings against the Managing Member or its Affiliates.

                  (3) Breach of Operating Agreement. The Managing Member's
                      -----------------------------
                           breach of any provision of the Operating Agreement which has or may have a material adverse effect on the construction, operation or maintenance of the operations of the System or on the equity investments of Pacific in the Company.

                  (4) Breach of Fiduciary Duty. The Managing Member's
                      -------------------------
                           breach of fiduciary duty to Pacific, which duties shall not be less than those imposed upon a corporate director with respect to a corporation's shareholders.

                  The Operating Agreement shall also provide that if the Managing Member is removed for cause, FUNC and Pacific shall agree upon a successor Manager. If FUNC is removed as Managing Member, FUNC's Economic Interest in the Company shall not be altered.

         (h) Approval of Major Matters. Approval of major matters
             -------------------------
                  materially affecting the business of the Company shall require the affirmative vote of Directors voting 96 voting points or of Members holding 96% of all Membership Interests. Such matters shall include, but not be limited to, the following:

                  (1) Merger, Sale of Assets.  Authorization of the merger or
                      -----------------------
                         consolidation of the Company with any Person or any sale, lease, exchange, mortgage or other disposition of 25% or more of the fair market value of the assets of the Company (other than the sale of natural gas in the ordinary course of business).

                  (2) Dissolution, Liquidation.  Dissolving or liquidating
                      ------------------------
                         the Company.

                  (3) Indebtedness.  Incurring or prepaying indebtedness
                      ------------
                         (or providing guaranties of another entity's indebtedness) other than in the ordinary course of business, or, if in the ordinary course of business, in an amount in excess of $1,000,000, provided that such amount shall be reduced if the Members reasonably agree that such reduction shall not have an adverse regulatory effect.

                  (4) Material Agreements.
                      ---------------------
                         Approval of the terms of a "Material Agreement"
                            (as defined below),

                         Any  material amendment or modification of any
                            Material Agreement,

                         Waiver of  compliance  with any material provision
                            of a Material Agreement,

                         Termination,  assignment of any material rights
                            the Company may have under, or consenting to or permitting the assignment by any other Person of any material right such Person may have under a Material Agreement, or

                         Giving consents or exercising any other  material
                            rights under a  Material  Agreement.

                  "Material  Agreement"  shall  mean any
                  agreement for the construction, installation, operation, maintenance or provision of other services to the System with a value of over $250,000, or the purchase of equipment with a value of over $100,000, or any other material agreement to which the Company is a party.

                  (5) Liens.  Creating  or  otherwise  allowing  any Lien to
                      -----
                         be imposed otherwise to affect, any of the Company's Property, except Permitted Liens.

                  (6) Settlements.  Confessing a judgment or entering into any
                      -----------
                         settlement of any dispute that would materially adversely affect the Company or require payment by the Company of more than $1,000,000, provided that such amount shall be reduced if the Members reasonably agree that such reduction shall not have an adverse regulatory effect.

                  (7) Form of  Organization.  Any change to the form of the
                      ---------------------
                         organization  of the Company,   including,   without
                         limitation,   the  admission  of  any additional
                         Member.

                  (8) Adoption of Budget.  Adopting a budget  that  causes an
                      ------------------
                         increase of 15% or more for any category of expenses over the amount included in the prior year's budget, or an aggregate increase of 10%.

                  (9) Modification of Budget. Modifying a budget to result in
                      ----------------------
                         a material increase for any category or expense, or an aggregate increase of 10%. 6.

                  (10) Capital Expenditures. Making any capital expenditure
                       --------------------
                         in excess of $500,000, provided that such amount shall be reduced if the Members reasonably agree that such reduction shall not have an adverse regulatory effect.

                  (11) Governmental Action.  Amending any material government
                       -------------------
                         permit, amending an filing with any governmental body, or seeking any governmental action other than is ordinarily required in the ordinary conduct of business.

                  (12) Insurance  Proceeds.  Making  a  determination  with
                       -------------------
                         respect to the disposition of insurance proceeds in excess of $500,000, provided that such amount shall be reduced if the Members reasonably agree that such reduction shall not have an adverse regulatory effect, or the repair or rebuilding of any material portion of the System in the event of
                         substantial    damage  or  destruction.

                  (13) Bankruptcy Filing.  (i) Commencing,  or causing the
                       -----------------
                         Company to commence any case, proceeding or other action (A) under any existing or future law of any  jurisdiction,  domestic  or  foreign, relating
                         to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking
                         reorganization,   arrangement,  adjustment,  winding-
                         up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or making a general assignment for the benefit of its creditors; or
                         (ii) if there shall be commenced against the Company any case, proceeding or other action of a nature referred to in clause (i) above, taking any action in furtherance of, or indicating its consent to, approval of, or acquiescence, therein, or (iii) admitting in writing its inability to pay its debts as they become due.

                  (14) Capital Calls.  The  determination of Additional Capital
                       -------------
                         required from the Members pursuant to Section 3.4 hereof.

                  (15) Distributions. The determination of Distributions
                       -------------
                         pursuant to Sections 4.6, 4.7 or 4.8 hereof.

         22.12 Structure D. The restructuring described in this Section 22.12
               ------------
shall be referred to as "Structure D". If PUHCA is not repealed before the Completion Date, and Structure D is adopted by the Board of Directors pursuant to Section 22. 5, the Company may be merged into and become a division of Southern California Gas Company (the "Gas Company"). Such a merger would be carried out in a manner that would preserve the balance of economic benefits and burdens and management control set forth in this Operating Agreement. If Structure D is adopted, the Members shall negotiate in good faith to determine an economic adjustment that recognizes any tax burden impacting only one Member and that is directly attributable to the Restructuring. Such tax burden shall include taxable events impacting only one Member at the time of implementation of the Restructuring as well as any change in the nature of taxes (i.e ordinary income vs. capital gain) thereafter imposed on the Member with respect to the Company (without regard to the Member's specific tax situation). Following such merger, the provisions of Section 9.1(g) shall not apply to transfers of interests in FUNC by ARB. Notwithstanding the foregoing, at the sole election of FUNC, FUNC's influence on the resulting division of the Gas Company may be limited to reasonable rights and protections that may be as limited as the Reasonable Rights and Protections.

                              SECTION 23 - GENERAL

         23.1. Project Finance: Limitation on Obligations of FUNC and Pacific.
               --------------------------------------------------------------
With respect to the terms and conditions of the System Loan, or any other debt of the Company, the Members agree that (a) neither FUNC nor Pacific will provide any guarantee or other financial accommodation to or in favor of the Company or to any lender, nor will it provide any pledge, mortgage or other security interests in its assets, and (b) that parties holding security interests in FUNC's assets will not be requested to enter into non-disturbance agreements regarding the use by the Company of any of FUNC's assets. The parties further covenant with respect to obtaining the System Loan as follows:

         (a) Pacific and FUNC, acting jointly, each shall use its good faith best efforts to cause the Company to obtain the System Loan reflecting a ratio of seventy-five percent debt financing and twenty-five percent equity financing, represented by the Capital Contributions provided for herein. Any System Loan shall be on commercially reasonable terms and conditions, including interest rate and maturity, for projects of similar size and scope that are not subject of guaranties by the parents of the members of the Company. The target amount of System Loan is, therefore, equal to seventy-five percent of the Total Capital Need.

         (b) If the Company is unable to raise at least seventy percent of the Total Capital Need through the System Loan, Pacific's affiliate, Energy Pacific, shall provide up to $4,000,000 in incremental financing for the Company in the form of a Capital Contribution by Pacific (the "Incremental Equity"). The final amount of the Incremental Equity shall be an amount equal to seventy percent of the Total Capital Need minus the amount of the System Loan, but in no event shall be greater than $4,000,000.

         (c) The Incremental Equity shall be a part of the capital of the Company and shall be included in determining the Economic Interests of the Members in the Company. The Incremental Equity, however, will not be included for purposes of determining the Membership Interests or voting interests of the Members in the Company before the fourth anniversary of the funding of the Incremental Equity. After such date no distinction shall be drawn between Capital Contributions otherwise provided for in this Operating Agreement and Incremental Equity.

         (d) The Company shall use its best efforts to redeem and repurchase such Incremental Equity (in whole or in part) from time to time as feasible in light of its financial position, and as permitted under the covenants in favor of its lenders and any applicable law prior to and on the fourth anniversary of the funding of the Incremental Equity. FUNC shall have the right at any time on or before the fourth anniversary of the funding of the Incremental Equity, upon written notice to Pacific, to purchase up to one-half of the Incremental Equity then outstanding. The purchase price to be paid by the Company or FUNC shall be paid in cash at the amount of the Incremental Equity purchased.

         23.2. Further Cooperation. The Parties agree to execute and furnish any
               -------------------
and all papers and documents which may reasonably be necessary to carry out the terms of this Agreement and to further the interests of the Company, including, without limitation, any financial statements, corporate resolutions, and other documentation and information as may be required by bonding companies, insurers, depositories of funds of the Company, construction and permanent lenders and public agencies involved in the funding of the Project Implementation Plan and to permit granting authorities relative to permits required for the performance of the Project Implementation Plan.

         23.3. Counterparts. This Agreement may be executed in any number of
               ------------
counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

         23.4. Notices. All notices, request, demands and other communications
               -------
required hereunder shall be in writing and shall be deemed to have been duly given or made if delivered personally, sent by facsimile transmission or telex confirmed in writing within two (2) business days, or sent by registered or certified mail, postage prepaid, as follows:

         In the event of notice to Pacific:

              Frontier Pacific
              c/o Energy Pacific
 .             633 W. Fifth Street, Suite 5200
              Los Angeles, CA 90071-2071
              Attention: President
              Fax: 213-629-9651

         and in the event of a notice to FUNC:

              Frontier Utilities of North Carolina
              c/o ARB, Inc.
              14409 Paramount Boulevard
              Paramount, CA  90723
              Attention:  President
              Fax:  (562) 601-4604

Any Party may change the address to which such communications are to be sent to it by giving written notice of change of address to the other party in the manner provided above for giving notice.

         23.5. Attorneys Fees. The prevailing party shall be entitled to
               ---------------
reasonable attorneys' fees and expenses in the event of any litigation arising out of or related to this Agreement or the System.

         23.6. Authorization; Enforceability. This Agreement has been duly
               -----------------------------
authorized by all corporate and other action required by Pacific and FUNC, respectively, and constitutes the valid, binding and enforceable obligation of such party.

          23.7. Amendments. The provisions of this Agreement may not be amended,
                ----------
modified or waived except by a written instrument executed by each Member.

         23.8. Severability. Any provision of this Agreement which is prohibited
               ------------
or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         23.9. Counterparts. This Agreement may be signed in any number of
               ------------
counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  IN WITNESS WHEREOF the parties have entered this Operating Agreement as of the first date set forth above.


FRONTIER UTILITIES                                   FRONTIER PACIFIC, INC.
OF NORTH CAROLINA



By:  /s/ John P. Schauerman                          By:  /s/ Andrew R. Rea
Name:  John P. Schauerman                            Name:  Andrew R. Rea
Title:  President                                    Title:  Vice President

                                  SCHEDULE 3.1
                            TO OPERATING AGREEMENT OF
                    FRONTIER UTILITIES OF NORTH CAROLINA LLC

                        Situation A: As of the date hereof

Name and address of Member          Capital          Economic    Membership
                                    Contribution     Interest    Interest

Frontier Pacific                    $3,272,500        50%         50%


Frontier Utilities of
   North Carolina                   $3,272,500        50%         50%



Structure C: If the structure is changed to Structure C as provided in Section 22.5

Name and address of Member         Capital          Economic    Membership
                                   Contribution     Interest    Interest

Frontier Pacific                   $3,272,500        50%         4.9%

Frontier Utilities of
   North Carolina                  $3,272,500        50%        95.1%



                              FURTHER CONTRIBUTIONS

The Members' Further Contributions (as defined in Section 3.3) shall equal $5,455,000, in the aggregate.

                                  APPENDIX 3.3

                        OUTLINE AND GENERAL PARAMETERS OF
                               CONSTRUCTION BUDGET